Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE	CONTACT:	BRIEN M. CHASE, CFO
SEPTEMBER 14, 2012		304-525-1600

PREMIER FINANCIAL BANCORP, INC.
ANNOUNCES $0.11 THIRD QUARTER DIVIDEND

PREMIER FINANCIAL BANCORP, INC. (PREMIER), HUNTINGTON, WEST VIRGINIA (NASDAQ/GMS-PFBI) a $1.1 billion community bank holding company with two bank subsidiaries announced today that it will pay a third quarter cash dividend of $0.11 per share on its common stock.  At a special meeting held today, the board of directors declared an $0.11 per share dividend to common shareholders of record on September 25, 2012.  The cash dividend will be paid to shareholders on September 28, 2012, the last business day of the quarter.

President and CEO Robert W. Walker commented, “Now that the company has been released from its Written Agreement with the Federal Reserve Bank of Richmond, it is good to be able to resume paying a cash dividend to shareholders.  We called a special meeting to facilitate the payment of the dividend by September 30, as our normally scheduled meeting next week would have resulted in a distribution after September 30.”

Certain Statements contained in this news release, including without limitation statements including the word “believes,” “anticipates,” “intends,” “expects” or words of similar import, constitute “forward-looking statements” within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from any future results, performance or achievements of Premier expressed or implied by such forward-looking statements.  Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this press release.  Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.  Premier disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.